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                                   Exhibit 23


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                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Fab Industries, Inc.
New York, New York


     We hereby consent to the incorporation by reference in the Prospectuses constituting a part of the Registration Statement on Form S-8 filed June 28, 1993, the Registration Statement on Form S-3 filed January 31, 1992 and the Registration Statement on Form S-8 filed June 9, 1989 of our report dated February 7, 1995 relating to the consolidated financial statements and schedule of Fab Industries, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 3, 1994.

     We also consent to the reference to us under the caption "Experts" in the Prospectuses forming a part of such Registration Statements.


                                              BDO SEIDMAN


NEW YORK, NEW YORK
February 28, 1995